Exhibit 1.01

ITURAN LOCATION AND CONTROL, LTD.
Conflict Minerals Report
For the Year ended December 31, 2024
In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Mineral Report ("CMR") of Ituran Location and Control (herein referred to as "Ituran", "The Company", "we", "us" or "our") for the calendar year 2024 was prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting disclosure, and other requirements on registrants that manufacture, or contract to manufacture, products that contain conflict minerals (in the form of gold, tin, tantalum, and tungsten and their derivatives (collectively “3TG Metals”)) which are necessary to the functionality or production of those products.

We have determined that some 3TG Metals are present and were required for manufacture of certain Ituran products which were contracted to be manufactured by us or by our consolidated subsidiary in calendar year 2024. We have conducted a reasonable country of origin inquiry ("RCOI") on the relevant supply chains in a good faith manner designed to determine whether any of the 3TG Metals contained in such products originated in the Democratic Republic of the Congo or an adjoining country (“DRC”) or were from recycled or scrap sources.

Furthermore, we have exercised due diligence according to the OECD Due Diligence Guidance for Responsible Supply Chains (third edition) ("OECD Guidance") on the source and chain of custody of the 3TG Metals in our relevant 2024 supply chain. The OECD Guidance distinguishes between the roles and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain. Accordingly, ‘upstream’ means the mineral supply chain from the mine to smelters or refineries ("SOR"), and downstream means the minerals supply chain from smelters/refiners to retailers. References to upstream and downstream throughout this CMR should be read as relying on these definitions. We are a downstream company, which is located several tiers above the SOR and don’t have direct relations with SOR, we followed the Conflict-Free Sourcing Initiative Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure (Version 3.0) ("CFSI steps"), which provides practical interpretation of OECD guidelines for Conflict Minerals SEC disclosure for downstream companies.

The due diligence procedures we exercised include the steps that we are taking to mitigate the risk that the 3TG Metals included in our products benefit armed groups in the DRC and the steps to improve our due diligence efforts.

Pursuant to SEC guidance issued April 29, 2014, the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be DRC conflict free,” and therefore we make no conclusion in  this regard in this CMR. In addition, we rely on the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule April 7, 2017 ("SEC statement"), and the provided description of our Due Diligence efforts, shall not constitute as a waiver from the SEC statement. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this CMR does not have to be conducted and therefore it was not included in this CMR.

We have prepared this CMR for filing as an exhibit to our Form SD. This CMR includes a description of the measures we have taken to perform RCOI, the measures we have taken to exercise due diligence and a list of the identified SORs.

1.	Overview of our Company

Ituran is a leader in the emerging mobility technology field, providing value-added location-based services, including a full suite of services for the connected-car. Ituran offers Stolen Vehicle Recovery, fleet management as well as mobile asset location, management & control services for vehicles, cargo and personal security for the retail, insurance industry and car manufacturers. Ituran is the largest OEM telematics provider in Latin America. Its products and applications are used by customers in over 20 countries. Ituran is also the founder of the Tel-Aviv based DRIVE startup incubator to promote the development of smart mobility technology.

Ituran's subscriber base has been growing significantly since the Company's inception to approaching 2.5 million subscribers using its location-based services with a market leading position in Israel and Latin America. Established in 1995, Ituran has approximately 3,000 employees worldwide, with offices in Israel, Brazil, Argentina, Mexico, Ecuador, Columbia, India, Canada and the United States.

We obtain products from three primary sources: (1) self-production by our consolidated subsidiary's (E.R.M. Electronic Systems Limited) manufacturing facilities, and (2) from a third party manufacturer (Telematics Wireless Ltd). (3) ISH suppliers which are included in this report.

For more information, on our business is available in our Annual Report on Form 20-F for fiscal 2024 please visit Ituran’s website, at: www.ituran.com

2.	Reasonable Country of Origin Inquiry (RCOI)

We have assessed our suppliers including the suppliers of our consolidated subsidiary (ERM).Quicklinl and TDG on the likelihood that the products they supplied to us contain 3TG Metals, and then determined which suppliers to survey. We conducted our survey of the selected suppliers using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Free Smelter Initiative (“CFSI”) Conflict Minerals Reporting Template ("CMRT"). CMRT is a commonly used Template which was developed by CFSI to facilitate disclosure and communication of information regarding SORs who provide 3TG Metals to a company’s supply chain. CMRT includes questions regarding a company’s conflict-free policy and engagement with its direct suppliers and requests a listing of the SORs used by the company and its suppliers. CMRT also contains questions about the origin of 3TG Metals included in the company’s products, as well as questions regarding supplier due diligence. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of 3TG Metals contained in the components, and finished products supplied to us by those suppliers. In most instances, our direct suppliers are similarly reliant upon information provided by their suppliers.

Although our suppliers have identified the presence of some of the Conflict Minerals and provided information on the smelters based on the completed due diligence provided thus far, some suppliers also have indicated that their due diligence is not complete. We continue to work with these suppliers to get additional information regarding the SORs that provide 3TG Metals to our suppliers.

3.	Our Conflict Minerals Due Diligence Program Design

We have designed our conflict minerals due diligence in accordance with the principles of the OECD Guidance and CFSI steps appropriate for downstream companies in our position in the mineral supply chain. We are a downstream company. We do not procure any conflict minerals, 3TG Metals or 3TG Metals containing products from smelters, refiners or scrap processors. We purchase and rely on specialized products comprised in part of 3TG metals. We procure these products from various suppliers who themselves are downstream actors in the supply chain. Our due diligence design incorporates the same five elements recommended by OECD Guidance: (1) Establish Strong Company Management Systems, (2) Identify and Assess Risks in the Supply Chain, (3) Design and Implement a Strategy to Respond to Identified Risks, (4) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (which we are not required), and (5) Report Annually on Supply Chain Due Diligence. Our due diligence design is also influenced by our Conflict Minerals Compliance Policy and Code of conduct of Ituran's Suppliers and Agents, which articulates our commitment to monitoring our supply chain to assure that we don’t use products with conflict minerals which directly or indirectly supporting civil violence or human rights abuses in DRC.

4.	Our Due Diligence Process following OECD Guidance

4.1.	Established Strong Company Management Systems.

We developed a management system to implement our conflict minerals due diligence which is adjusted to us being a downstream company. We have adopted Conflict Minerals Compliance Policy and a Code of conduct of Ituran's Suppliers and Agents ("Code of Conduct"), which are available on our website www.ituran.com.

Our senior management supported the development of our Conflict Minerals Policy and monitored the results of our due diligence efforts. We assembled an internal team, led by our CFO, and includes the technical team from one of Ituran's consolidated companies, an external legal, and quality experts. We have established a system of controls and transparency over the conflict minerals supply-chain, by notifying our suppliers of our Code of Conduct and requesting them to agree to its terms. We have requested from our suppliers which we identified to provide us with CMRT disclosures, which allows us to collect and retain information on their SORs and 3TG Metals in their supply chain. We strengthen the engagement with our relevant suppliers, by requesting them to accept the terms of our Code of Conduct on Conflict Minerals and working with them on improving their due diligence and CMRT reports. Being a downstream company, we don’t have any direct ability to affect upstream companies in our supply chain. Nevertheless, we have established a company grievance mechanism in form of a compliance hotline email: Eli_K@ituran.com, through which any interested party may ask questions or report concerns, including those regarding 3TG Metals.

4.2.	Identified and Assessed Risks in the Supply Chain

We identified the products that we manufactured, or contracted to manufacture, containing necessary 3TG Metals for the 2024 reporting period. This exercise resulted in the compilation of a list of suppliers and contract manufacturers that provided products containing 3TG Metals to us in 2024 (the “3TG Metals Supplier List”). We requested each entity on our 3TG Metals Supplier List to provide us with a CMRT. The CMRT among other requirements, prompts the Supplier to investigate its 3TG Metals supply chain tracing back to the SOR or scrap processor. The cover letter accompanying each CMRT outlines the Rule, explains the purpose and intent of the CMRT, and directed Suppliers to on-line CFSI training materials. These training materials provide our Suppliers with an overview of the due diligence objectives and guidance on filling out the CMRT. Most of our suppliers are well aware of their obligations and of rules governing conflict minerals and have provided their CMRT in a timely manner. We have reviewed our suppliers CMRT responses for completeness and assessed whether further outreach to individual suppliers was necessary. We compared the names of the disclosed smelters and refiners in the CMRT responses to the list of entities that CFSI has confirmed to be true 3TG metals SORs (“CFSI Standard Smelter Names List”). We then compiled the CMRT data into our database. We generated a list of the SORs that are potentially associated with our 3TG Metals supply chain for 2024 ("List"). We cannot confirm that all SORs on this List processed the necessary 3TG Metals contained in our products. Most of our suppliers identified all SORs in their entire supply chain, rather than tailor their CMRT responses to the smelters and refiners associated with a particular product line sold to us specifically. In addition, we reviewed the completion of the CMRT, and looked for contradictions in the CMRTs and their reasonableness. In the event we find that there is missing or unclear information in the CMRT report, we have contacted the relevant supplier to require to complete the information or to provide reasonable and satisfying explanations, as applicable.

We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of SOR's that have received either “Conflict-Free Smelters & Refineries" or an “Active Smelters & Refiners” designation from the CFSI. We viewed a CFSI Compliant designation as an indicator that the supply chain upstream of the SOR was not engaged in conduct that directly or indirectly financed or benefited armed groups in a Covered Country. We also reviewed available information from CFSI concerning the location and country of origin of the 3TG Metals sourced by SORs verified as CFSI Compliant on our List.

4.3.	Designed and Implemented Strategy to Respond to Identified Risks

Our internal team has reviewed the final List of SOR, and all the received CMRT reports, and reported the findings to our senior management. As the active risk management contemplated by the OECD Guidance is in the responsibility of the SORs themselves, and as we are only a downstream company, may work through our supply chain to understand which SORs are in our supply chain, and to determine if more investigation is required. Our suppliers have provided us with complete CMRT reports, and a few of our suppliers stated within their CMRT that a small amount of their 3TG Metals suppliers SORs are unknown or they haven’t themselves received the complete information on their SORs from their own suppliers.. We have implemented a risk management plan to monitor these suppliers, and to work on engaging with these suppliers during the period until our next report, in order to improve their disclosure.

4.4.	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (not required for us)

As we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit does not have to be conducted and therefore it was not included in this CMR. As we are a downstream company, we do not purchase any 3TG Minerals directly from mines and we are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute 3TG Metals necessary to our products and/or production process. The origin of 3TG Metals cannot be determined with any certainty once the ores are smelted and/or refined and converted to bullions, ingots or other smelted or refined derivatives. The SORs are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our RCOI and due diligence efforts, including the identification of SORs, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry organizations (for example, EICC and CFSI) efforts to influence SORs to get audited and certified through CFSI's CFS programs.

4.5.	Report Annually on Supply Chain Due Diligence

We have compiled our results of RCOI and our due diligence and we have filed this report in accordance with the Rule through the use of the Form SD and the attachment of this CMR. Further information is also available by reviewing our Conflict Minerals Policy and Code of Practice which are available at www.ituran.com.

5.	2024 Conflict Minerals Program Results

The response rate among suppliers surveyed in 2024 was 100%,. Among the supplier responses, we identified 261   SORs as potential sources of 3TG Metals that were reported to be in the supply chain through the end of the 2024 calendar year. Out of them we have identified that   150  ( 57.5%) SORs fall in one of the abovementioned two designations from CFSI either “Conformant" (147SORs) or an “Active” (3 SORs). Such results constitute a increase since our 2023 report, in which    121  out of    253 SORs (  47.8%) fell into one of the abovementioned CFSI designations.

Based on the information provided by our suppliers through the end of the 2024 calendar year, we believe that the SORs that may have used to process the 3TG Metals in our products, include the SORs listed in Annex A hereto.

6.	Future Activities

We are continuing to refine and expand the list of SORs. We believe that seeking information about SORs in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG Metals in our supply chain.

During 2025, we plan to continue to maintain our RCOI processes with respect to 3TG Metals. During 2025 we expect to  further develop the engagement and collaboration with our suppliers with aim of continued improvement of our supplier response rate, reliability and quality.

7.	Forward Looking Statements

Some of the matters discussed in this CMR, including in particular our due diligence processes, include "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. These forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements contained in this CMR that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on our website and other materials referenced in this CMR are not incorporated by reference in this CMR.

Annex A

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
A.L.M.T. Corp.	JAPAN				x	CID000004	Conformant	Tungsten
Advanced Chemical Company	UNITED STATES OF AMERICA			x		CID000015	Conformant	Gold
Aida Chemical Industries Co., Ltd.	JAPAN			x		CID000019	Conformant	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY			x		CID000035	None	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN			x		CID000041	None	Gold
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL			x		CID000058	None	Gold
Argor-Heraeus S.A.	SWITZERLAND			x		CID000077	None	Gold
Asahi Pretec Corp.	JAPAN			x		CID000082	None	Gold
Asaka Riken Co., Ltd.	JAPAN			x		CID000090	Conformant	Gold
Kennametal Huntsville	UNITED STATES OF AMERICA				x	CID000105	Conformant	Tungsten
Aurubis AG	GERMANY			x		CID000113	None	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES			x		CID000128	None	Gold
Boliden AB	SWEDEN			x		CID000157	None	Gold
C. Hafner GmbH + Co. KG	GERMANY			x		CID000176	None	Gold
CCR Refinery - Glencore Canada Corporation	CANADA			x		CID000185	None	Gold
Cendres + Metaux S.A.	SWITZERLAND			x		CID000189	None	Gold
Changsha South Tantalum Niobium Co., Ltd.	CHINA	x				CID000211	None	Tantalum
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				x	CID000218	Conformant	Tungsten
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA		x			CID000228	Conformant	Tin
Chimet S.p.A.	ITALY			x		CID000233	None	Gold
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				x	CID000258	Conformant	Tungsten
Chugai Mining	JAPAN			x		CID000264	Conformant	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	x				CID000291	Conformant	Tantalum
Alpha	UNITED STATES OF AMERICA		x			CID000292	Conformant	Tin
PT Aries Kencana Sejahtera	INDONESIA		x			CID000309	Conformant	Tin
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF			x		CID000359	Conformant	Gold
DODUCO Contacts and Refining GmbH	GERMANY			x		CID000362	None	Gold
Dowa	JAPAN			x		CID000401	Conformant	Gold
Dowa	JAPAN		x			CID000402	Conformant	Tin
Eco-System Recycling Co., Ltd.	JAPAN			x		CID000425	Conformant	Gold
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)		x			CID000438	Conformant	Tin
Estanho de Rondonia S.A.	BRAZIL		x			CID000448	Conformant	Tin
Exotech Inc.	UNITED STATES OF AMERICA	x				CID000456	None	Tantalum
F&X Electro-Materials Ltd.	CHINA	x				CID000460	Conformant	Tantalum
Fenix Metals	POLAND		x			CID000468	Conformant	Tin
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION			x		CID000493	None	Gold
Fujian Jinxin Tungsten Co., Ltd.	CHINA				x	CID000499	None	Tungsten
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA		x			CID000538	Conformant	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA		x			CID000555	None	Tin
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA				x	CID000568	Conformant	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	x				CID000616	Conformant	Tantalum
LT Metal Ltd.	KOREA, REPUBLIC OF			x		CID000689	Conformant	Gold
Heimerle + Meule GmbH	GERMANY			x		CID000694	None	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Heraeus Metals Hong Kong Ltd.	CHINA			x		CID000707	None	Gold
Heraeus Precious Metals GmbH & Co. KG	GERMANY			x		CID000711	Conformant	Gold
Huichang Jinshunda Tin Co., Ltd.	CHINA		x			CID000760	None	Tin
Hunan Chenzhou Mining Co., Ltd.	CHINA				x	CID000766	Conformant	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA				x	CID000769	None	Tungsten
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA			x		CID000801	None	Gold
Ishifuku Metal Industry Co., Ltd.	JAPAN			x		CID000807	None	Gold
Istanbul Gold Refinery	TURKEY			x		CID000814	None	Gold
Japan Mint	JAPAN			x		CID000823	None	Gold
Japan New Metals Co., Ltd.	JAPAN				x	CID000825	Conformant	Tungsten
Jiangxi Copper Co., Ltd.	CHINA			x		CID000855	None	Gold
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				x	CID000875	None	Tungsten
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	x				CID000914	Conformant	Tantalum
Jiujiang Tanbre Co., Ltd.	CHINA	x				CID000917	Conformant	Tantalum
Asahi Refining USA Inc.	UNITED STATES OF AMERICA			x		CID000920	None	Gold
Asahi Refining Canada Ltd.	CANADA			x		CID000924	None	Gold
JSC Uralelectromed	RUSSIAN FEDERATION			x		CID000929	None	Gold
JX Nippon Mining & Metals Co., Ltd.	JAPAN			x		CID000937	None	Gold
Gejiu Kai Meng Industry and Trade LLC	CHINA		x			CID000942	None	Tin
Kazzinc	KAZAKHSTAN			x		CID000957	None	Gold
Kennametal Fallon	UNITED STATES OF AMERICA				x	CID000966	Conformant	Tungsten
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA			x		CID000969	None	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Kojima Chemicals Co., Ltd.	JAPAN			x	CID000981	Conformant	Gold
Kyrgyzaltyn JSC	KYRGYZSTAN			x	CID001029	None	Gold
China Tin Group Co., Ltd.	CHINA		x		CID001070	Conformant	Tin
LSM Brasil S.A.	BRAZIL	x			CID001076	Conformant	Tantalum
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF			x	CID001078	None	Gold
Malaysia Smelting Corporation (MSC)	MALAYSIA		x		CID001105	Conformant	Tin
Materion	UNITED STATES OF AMERICA			x	CID001113	Conformant	Gold
Matsuda Sangyo Co., Ltd.	JAPAN			x	CID001119	None	Gold
Metallic Resources, Inc.	UNITED STATES OF AMERICA		x		CID001142	Conformant	Tin
Metalor Technologies (Suzhou) Ltd.	CHINA			x	CID001147	None	Gold
Metalor Technologies (Hong Kong) Ltd.	CHINA			x	CID001149	None	Gold
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE			x	CID001152	None	Gold
Metalor Technologies S.A.	SWITZERLAND			x	CID001153	None	Gold
Metalor USA Refining Corporation	UNITED STATES OF AMERICA			x	CID001157	None	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO			x	CID001161	None	Gold
Metallurgical Products India Pvt., Ltd.	INDIA	x			CID001163	Conformant	Tantalum
Mineracao Taboca S.A.	BRAZIL		x		CID001173	Conformant	Tin
Mineracao Taboca S.A.	BRAZIL	x			CID001175	Conformant	Tantalum
Minsur	PERU		x		CID001182	Conformant	Tin
Mitsubishi Materials Corporation	JAPAN			x	CID001188	None	Gold
Mitsubishi Materials Corporation	JAPAN		x		CID001191	Conformant	Tin
Mitsui Mining and Smelting Co., Ltd.	JAPAN	x			CID001192	Conformant	Tantalum
Mitsui Mining and Smelting Co., Ltd.	JAPAN			x	CID001193	Conformant	Gold
NPM Silmet AS	ESTONIA	x			CID001200	Conformant	Tantalum

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION			x	CID001204	None	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY			x	CID001220	None	Gold
Jiangxi New Nanshan Technology Ltd.	CHINA		x		CID001231	Conformant	Tin
Navoi Mining and Metallurgical Combinat	UZBEKISTAN			x	CID001236	None	Gold
Nihon Material Co., Ltd.	JAPAN			x	CID001259	None	Gold
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	x			CID001277	Conformant	Tantalum
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND		x		CID001314	Conformant	Tin
Ohura Precious Metal Industry Co., Ltd.	JAPAN			x	CID001325	Conformant	Gold
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION			x	CID001326	None	Gold
Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)		x		CID001337	Conformant	Tin
PAMP S.A.	SWITZERLAND			x	CID001352	None	Gold
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION			x	CID001386	None	Gold
PT Aneka Tambang (Persero) Tbk	INDONESIA			x	CID001397	None	Gold
PT Artha Cipta Langgeng	INDONESIA		x		CID001399	Conformant	Tin
PT Babel Inti Perkasa	INDONESIA		x		CID001402	Conformant	Tin
PT Babel Surya Alam Lestari	INDONESIA		x		CID001406	Conformant	Tin
PT Bukit Timah	INDONESIA		x		CID001428	Conformant	Tin
PT Mitra Stania Prima	INDONESIA		x		CID001453	Conformant	Tin
PT Prima Timah Utama	INDONESIA		x		CID001458	Conformant	Tin
PT Refined Bangka Tin	INDONESIA		x		CID001460	Conformant	Tin
PT Sariwiguna Binasentosa	INDONESIA		x		CID001463	Conformant	Tin
PT Stanindo Inti Perkasa	INDONESIA		x		CID001468	None	Tin
PT Timah Tbk Kundur	INDONESIA		x		CID001477	Conformant	Tin
PT Timah Tbk Mentok	INDONESIA		x		CID001482	Conformant	Tin
PT Timah Nusantara	INDONESIA		x		CID001486	Conformant	Tin
PT Tinindo Inter Nusa	INDONESIA		x		CID001490	Conformant	Tin
PT Tommy Utama	INDONESIA		x		CID001493	Conformant	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
PX Precinox S.A.	SWITZERLAND			x		CID001498	None	Gold
QuantumClean	UNITED STATES OF AMERICA	x				CID001508	None	Tantalum
Rand Refinery (Pty) Ltd.	SOUTH AFRICA			x		CID001512	None	Gold
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	x				CID001522	Conformant	Tantalum
Royal Canadian Mint	CANADA			x		CID001534	None	Gold
Rui Da Hung	TAIWAN, PROVINCE OF CHINA		x			CID001539	Conformant	Tin
Samduck Precious Metals	KOREA, REPUBLIC OF			x		CID001555	None	Gold
SEMPSA Joyeria Plateria S.A.	SPAIN			x		CID001585	None	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA			x		CID001622	None	Gold
Sichuan Tianze Precious Metals Co., Ltd.	CHINA			x		CID001736	None	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION			x		CID001756	None	Gold
Soft Metais Ltda.	BRAZIL		x			CID001758	None	Tin
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA			x		CID001761	None	Gold
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	x				CID001769	None	Tantalum
Sumitomo Metal Mining Co., Ltd.	JAPAN			x		CID001798	None	Gold
Taki Chemical Co., Ltd.	JAPAN	x				CID001869	Conformant	Tantalum
Tanaka Kikinzoku Kogyo K.K.	JAPAN			x		CID001875	None	Gold
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				x	CID001889	None	Tungsten
Telex Metals	UNITED STATES OF AMERICA	x				CID001891	Conformant	Tantalum
Thaisarco	THAILAND		x			CID001898	Conformant	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA		x			CID001908	None	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA			x		CID001916	None	Gold
Tokuriki Honten Co., Ltd.	JAPAN			x		CID001938	None	Gold
Torecom	KOREA, REPUBLIC OF			x		CID001955	None	Gold
Ulba Metallurgical Plant JSC	KAZAKHSTAN	x				CID001969	Conformant	Tantalum
Umicore Brasil Ltda.	BRAZIL			x		CID001977	None	Gold
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM			x		CID001980	None	Gold
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA			x		CID001993	Conformant	Gold
Valcambi S.A.	SWITZERLAND			x		CID002003	None	Gold
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA			x		CID002030	None	Gold
White Solder Metalurgia e Mineracao Ltda.	BRAZIL		x			CID002036	Conformant	Tin
Wolfram Bergbau und Hutten AG	AUSTRIA				x	CID002044	Conformant	Tungsten
Xiamen Tungsten Co., Ltd.	CHINA				x	CID002082	Conformant	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA				x	CID002095	None	Tungsten
Yamakin Co., Ltd.	JAPAN			x		CID002100	Conformant	Gold
Yokohama Metal Co., Ltd.	JAPAN			x		CID002129	Conformant	Gold
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA		x			CID002158	Conformant	Tin
Yunnan Tin Company Limited	CHINA		x			CID002180	Conformant	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA			x		CID002224	None	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA			x		CID002243	None	Gold
SAFINA A.S.	CZECHIA			x		CID002290	Conformant	Gold
Umicore Precious Metals Thailand	THAILAND			x		CID002314	None	Gold
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				x	CID002315	Conformant	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				x	CID002316	Conformant	Tungsten

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				x	CID002317	Conformant	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				x	CID002318	Conformant	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	CHINA				x	CID002319	Conformant	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				x	CID002320	Conformant	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				x	CID002321	Conformant	Tungsten
CV Venus Inti Perkasa	INDONESIA		x			CID002455	Conformant	Tin
Geib Refining Corporation	UNITED STATES OF AMERICA			x		CID002459	None	Gold
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL		x			CID002468	Conformant	Tin
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	x				CID002492	Conformant	Tantalum
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				x	CID002494	Conformant	Tungsten
Melt Metais e Ligas S.A.	BRAZIL		x			CID002500	Active	Tin
Asia Tungsten Products Vietnam Ltd.	VIET NAM				x	CID002502	Conformant	Tungsten
PT ATD Makmur Mandiri Jaya	INDONESIA		x			CID002503	Conformant	Tin
D Block Metals, LLC	UNITED STATES OF AMERICA	x				CID002504	Conformant	Tantalum
FIR Metals & Resource Ltd.	CHINA	x				CID002505	Conformant	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	x				CID002506	Conformant	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	x				CID002508	Conformant	Tantalum
MMTC-PAMP India Pvt., Ltd.	INDIA			x		CID002509	None	Gold
KGHM Polska Miedz Spolka Akcyjna	POLAND			x		CID002511	None	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	x				CID002512	Conformant	Tantalum
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA				x	CID002513	Conformant	Tungsten
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA			x		CID002516	None	Gold
O.M. Manufacturing Philippines, Inc.	PHILIPPINES		x			CID002517	Conformant	Tin
KEMET Blue Metals	MEXICO	x				CID002539	Conformant	Tantalum
H.C. Starck Tungsten GmbH	GERMANY				x	CID002541	Conformant	Tungsten
H.C. Starck Smelting GmbH & Co. KG	GERMANY				x	CID002542	Conformant	Tungsten
Masan Tungsten Chemical LLC (MTC)	VIET NAM				x	CID002543	Conformant	Tungsten
H.C. Starck Co., Ltd.	THAILAND	x				CID002544	Conformant	Tantalum
H.C. Starck Tantalum and Niobium GmbH	GERMANY	x				CID002545	Conformant	Tantalum
H.C. Starck Hermsdorf GmbH	GERMANY	x				CID002547	None	Tantalum
H.C. Starck Inc.	UNITED STATES OF AMERICA	x				CID002548	Conformant	Tantalum
H.C. Starck Ltd.	JAPAN	x				CID002549	Conformant	Tantalum
H.C. Starck Smelting GmbH & Co. KG	GERMANY	x				CID002550	Conformant	Tantalum
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				x	CID002551	Conformant	Tungsten
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	x				CID002557	Conformant	Tantalum

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Global Advanced Metals Aizu	JAPAN	x				CID002558	Conformant	Tantalum
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES			x		CID002560	None	Gold
Emirates Gold DMCC	UNITED ARAB EMIRATES			x		CID002561	None	Gold
KEMET Blue Powder	UNITED STATES OF AMERICA	x				CID002568	None	Tantalum
CV Ayi Jaya	INDONESIA		x			CID002570	Conformant	Tin
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA				x	CID002579	None	Tungsten
T.C.A S.p.A	ITALY			x		CID002580	None	Gold
REMONDIS PMR B.V.	NETHERLANDS			x		CID002582	Conformant	Gold
Niagara Refining LLC	UNITED STATES OF AMERICA				x	CID002589	Conformant	Tungsten
PT Rajehan Ariq	INDONESIA		x			CID002593	Conformant	Tin
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF			x		CID002605	Conformant	Gold
TOO Tau-Ken-Altyn	KAZAKHSTAN			x		CID002615	None	Gold
China Molybdenum Tungsten Co., Ltd.	CHINA				x	CID002641	Conformant	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA				x	CID002645	None	Tungsten
Hydrometallurg, JSC	RUSSIAN FEDERATION				x	CID002649	None	Tungsten
PT Cipta Persada Mulia	INDONESIA		x			CID002696	Conformant	Tin
Resind Industria e Comercio Ltda.	BRAZIL		x			CID002706	Conformant	Tin
Resind Industria e Comercio Ltda.	BRAZIL	x				CID002707	Conformant	Tantalum
SAAMP	FRANCE			x		CID002761	None	Gold
L'Orfebre S.A.	ANDORRA			x		CID002762	None	Gold
8853 S.p.A.	ITALY			x		CID002763	None	Gold
Italpreziosi	ITALY			x		CID002765	None	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Metallo Belgium N.V.	BELGIUM		x			CID002773	Conformant	Tin
Metallo Spain S.L.U.	SPAIN		x			CID002774	Conformant	Tin
SAXONIA Edelmetalle GmbH	GERMANY			x		CID002777	None	Gold
WIELAND Edelmetalle GmbH	GERMANY			x		CID002778	Conformant	Gold
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA			x		CID002779	Active	Gold
PT Sukses Inti Makmur	INDONESIA		x			CID002816	Conformant	Tin
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				x	CID002827	Conformant	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA				x	CID002830	None	Tungsten
ACL Metais Eireli	BRAZIL				x	CID002833	None	Tungsten
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM		x			CID002834	None	Tin
PT Menara Cipta Mulia	INDONESIA		x			CID002835	Conformant	Tin
Jiangxi Tuohong New Raw Material	CHINA	x				CID002842	Conformant	Tantalum
HuiChang Hill Tin Industry Co., Ltd.	CHINA		x			CID002844	Conformant	Tin
Gejiu Fengming Metallurgy Chemical Plant	CHINA		x			CID002848	None	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA		x			CID002849	None	Tin
AU Traders and Refiners	SOUTH AFRICA			x		CID002850	None	Gold
Bangalore Refinery	INDIA			x		CID002863	Active	Gold
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF			x		CID002918	Conformant	Gold
Planta Recuperadora de Metales SpA	CHILE			x		CID002919	Conformant	Gold
Safimet S.p.A	ITALY			x		CID002973	None	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA		x			CID003116	Conformant	Tin
NH Recytech Company	KOREA, REPUBLIC OF			x		CID003189	Conformant	Gold
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA		x			CID003190	Conformant	Tin
PT Bangka Serumpun	INDONESIA		x			CID003205	Conformant	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Tin Technology & Refining	UNITED STATES OF AMERICA		x			CID003325	Conformant	Tin
Ma'anshan Weitai Tin Co., Ltd.	CHINA		x			CID003379	None	Tin
PT Rajawali Rimba Perkasa	INDONESIA		x			CID003381	Conformant	Tin
Luna Smelter, Ltd.	RWANDA		x			CID003387	Conformant	Tin
KGETS Co., Ltd.	KOREA, REPUBLIC OF				x	CID003388	None	Tungsten
Fujian Ganmin RareMetal Co., Ltd.	CHINA				x	CID003401	None	Tungsten
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA				x	CID003407	Conformant	Tungsten
Hubei Green Tungsten Co., Ltd.	CHINA				x	CID003417	Conformant	Tungsten
Eco-System Recycling Co., Ltd. North Plant	JAPAN			x		CID003424	Conformant	Gold
Eco-System Recycling Co., Ltd. West Plant	JAPAN			x		CID003425	Conformant	Gold
PT Mitra Sukses Globalindo	INDONESIA		x			CID003449	Conformant	Tin
Cronimet Brasil Ltda	BRAZIL				x	CID003468	Conformant	Tungsten
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL		x			CID003486	Conformant	Tin
CRM Synergies	SPAIN		x			CID003524	Conformant	Tin
Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA			x		CID003575	None	Gold
Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL		x			CID003582	None	Tin
RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	x				CID003583	Conformant	Tantalum
Fujian Xinlu Tungsten Co., Ltd.	CHINA				x	CID003609	Conformant	Tungsten
DS Myanmar	MYANMAR		x			CID003831	Conformant	Tin
PT Putera Sarana Shakti (PT PSS)	INDONESIA		x			CID003868	Conformant	Tin